[GIBRALTAR(TM) LOGO]
                                 GIBRALTAR(TM)
                             Packaging Group, Inc.


September 1, 2000                                                  EXHIBIT 10.55

John Lloyd
270 Warner Hill Road
Southport, CT 06490

Dear John,

In light of the fact that you have elected to resign as an employee of Gibraltar Packaging Group, Inc. in order to accept full-time employment with an unrelated entity, we have agreed that it would be appropriate for us to set forth our understandings with respect to amounts due to you from Gibraltar and the continuing relationship between you and Gibraltar. That is the purpose of this letter.

First, this will acknowledge your resignation as an employee and officer of Gibraltar, effective September 5, 2000.

Next, the "Employment Agreements" between you and Gibraltar (as defined in the next sentence) are all terminated, effective September 5, 2000. "Employment Agreements" means the Agreement Concerning Employment dated January 15, 1999, the Further Agreement Concerning Employment dated January 23, 2000, the recent Memorandum of Understanding concerning the implementation of the foregoing, and any other agreements and commitments arising out of or related to your employment at Gibraltar; the term does not include this letter or the Stock Appreciation Rights Agreement dated January 15, 1999 (the "SAR Agreement).

The total compensation and termination pay due to you from Gibraltar, under the Employment Agreements and otherwise, including compensation for the period September 1 to September 5, 2000, is agreed to be as follows:

                     ------------------ -----------------
                     Sept 2000                 $15,515.45
                     ------------------ -----------------
                     Oct                        13,173.50
                     ------------------ -----------------
                     Nov                         4,391.17
                     ------------------ -----------------
                     Dec                         4,391.17
                     ------------------ -----------------
                     Jan 2001                    4,391.17
                     ------------------ -----------------
                     Feb                         4,391.17
                     ------------------ -----------------
                     March                       4,391.17
                     ------------------ -----------------
                     April                       4,391.17
                                                 --------
                     ------------------ -----------------
                     Total                     $55,035.93
                     ------------------ -----------------

You will continue to serve as a director of Gibraltar. In addition, as of September 5, 2000, you will also serve as a consultant to the company, to provide financial consulting services in a manner to be mutually agreed. You will be paid a retainer of $2,000 per month so long as you are serving as both a consultant and a director; you will not be entitled to any other fee for serving as a director. This consulting relationship may be terminated by either you or the company at any time, with or without cause. In the event that the consulting relationship is terminated but you continue to serve as a director, you will then become entitled to the same director's fees as the company pays to its other outside directors.

For purposes of the SAR Agreement, your employment at Gibraltar will be deemed to continue so long as the consulting relationship described above continues. The date of termination of that relationship will be your termination date for purposes of the SAR Agreement.

The agreements set forth in this letter are intended to be in full settlement of any and all claims you might have against Gibraltar for any events occurring on or before the date of your execution of this letter, and you hereby agree to release and waive any such claims.

If you are in agreement with the terms set forth in this letter, please indicate your agreement by signing a copy and returning it to me.

Sincerely,                                Agreed to on September 1, 2000 by


/s/  Walter E. Rose                       /s/  John W. Lloyd
-----------------------                   -----------------------
Walter E. Rose                            John W. Lloyd